UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 30, 2014, a definitive proxy statement was filed for the upcoming shareholder meeting scheduled for Tuesday, June 10, 2014 for the funds of JPMorgan Trust I, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust and Undiscovered Managers Funds (collectively, the “Trusts”).

At the meeting, each of the Trusts will seek approval to elect the current Board of Trustees/Directors. In addition, the shareholders of the JPMorgan Asia Pacific Fund will consider the proposal set forth below (click the links below to be directed to the appropriate section):

•	To elect the current thirteen (13) Trustees/Directors for the Trusts
•	JPMorgan Asia Pacific Fund – Industry Concentration Policy

Shareholders of record as of March 21, 2014 will receive by mail (i) a proxy statement describing in detail the proposal and summarizing the Board’s considerations in recommending that shareholders approve the proposal(s) and (ii) a proxy card and instructions on how to submit their vote.

For additional details on the Trusts’ proxy statement, please see the Q&A below, the proxy statement and the other referenced materials.

Board of Trustee Recommendations

The Board of Trustees recommends voting “FOR” all Proposals in the proxy statement for the JPMorgan Trust I, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust and Undiscovered Managers Funds.

JPMORGAN ASIA PACIFIC FUND:

What is being proposed?

Under the current industry concentration policy, the Fund is prohibited from investing more than 25% of its assets in a particular industry. We are proposing to amend the industry concentration policy to allow the Fund to invest up to 35% of its assets in an industry, if that industry represents more than 20% of the Fund’s benchmark as set forth below.

Current Industry Concentration Policy	Proposed Industry Concentration Policy
The Fund may not purchase any security which would cause the Fund to concentrate its investments in the securities of issuers primarily engaged in any particular industry or group of industries.*	The Fund will not invest more than 25% of the value of its total assets in the securities of companies conducting their principal business activities in the same industry, except that, to the extent that an industry represents 20% or more of the Fund’s benchmark at the time of investment, the Fund may invest up to 35% of its total assets in that industry.*

*	This restriction does not apply to investments in securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, or repurchase agreements secured thereby, and futures and options transactions issued or guaranteed by the U.S. government or any of its agencies or instrumentalities.

Why are we proposing the industry concentration policy change?

The change would provide the Fund with greater flexibility to take advantage of investment opportunities in the Asia Pacific region to attempt to increase the Fund’s return.

Will this change affect the way the Fund is managed?

If an industry comprises 20% or more of the Fund’s benchmark, the Fund would have greater flexibility to manage its industry exposure than it does currently.

Is the change subject to shareholder approval?

Yes, the change is subject to approval by the shareholders of the Fund, which will be sought at a meeting of shareholders scheduled for June 10, 2014.

Has the Board of Trustees approved the change?

The Board of Trustees of the Fund approved the proposed change on February 12, 2014.

How does the Board of Trustees recommend that shareholders vote for the change?

The Board of Trustees recommends a vote “FOR” the proposed industry concentration policy change.

When would the change take effect?

If the change is approved by shareholders, the change is anticipated to be effective on or about June 10, 2014. The timeline is as follows:

Record Date	March 21, 2014	Shareholders of record on this date for the Fund will be mailed proxy materials
Mail Date	On or about April 30, 2014	The mailing will commence on or about April 30, 2014
Shareholder Meeting	June 10, 2014	A shareholder meeting will be held to approve the proposed change to the industry concentration policy
Effective Date	June 10, 2014	If the industry concentration policy is approved by shareholders, the change is anticipated to be effective on or about June 10, 2014 or on such later date as the approval is received.

What happens if the change is not approved by shareholders?

If the change is not approved by shareholders of the Fund, then the change will not be made.

When would the change take effect?

If approved by shareholders, the change is anticipated to be effective on or about June 10, 2014 or such later date as the approval is received.

ELECTION OF EACH OF THE CURRENT TRUSTEES:

Why do the Trustees for the Trusts need to be elected?

Each Trust is required to seek shareholder approval whenever less than two-thirds of its Board has been elected by shareholders. Although the Trusts are not currently required to ask its shareholders to elect or re-elect its Trustees since more than two-thirds of its current Trustees were previously elected by shareholders, the Trusts are seeking shareholder approval to elect or re-elect, as applicable, each of the Trustees to accommodate future resignations or retirements.

Additional Information

What happens if a shareholder needs a copy of a proxy statement, a proxy card or other proxy materials?

Shareholders can receive additional copies of any proxy materials, including Proxy Statements, proxy cards and voting instructions, by calling (866) 456-7052.

What happens if the shareholders do not vote their proxy?

All shareholders are encouraged to vote their shares. Computershare Fund Services has been retained to assist us with this process to the extent necessary. Shareholders who do not vote their shares may receive a telephone call or additional mailings encouraging them to vote their shares.

What can I and can’t I discuss with shareholders related to the upcoming proxy?

There are specific SEC regulations that govern communication activities during a shareholder proxy solicitation. Discussion of the shareholder proposal is limited to the information in the proxy statements and this Q&A. Also, please see the Do’s and Don’ts for guidelines regarding discussions with shareholders.

The below documents are available for your reference:

•	Proxy Statement
•	Solicitation Do’s and Don’ts
•	Client Approved Frequently Asked Questions
•	Home Office Email
•	Original Communication

If there are any questions please contact IMA Product Management.